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                                                                     EXHIBIT 8.1



                     TROY & GOULD PROFESSIONAL CORPORATION
                       1801 Century Park East, 16th Floor
                         Los Angeles, California 90067


                                 July 5, 2001



Calavo Growers of California
Calavo Growers, Inc.
2530 Red Hill Avenue
Santa Ana, CA 92705

        Re:     Merger - Material Federal Income Tax Consequences

Ladies and Gentlemen:

        We have acted as counsel to Calavo Growers of California, a nonprofit cooperative association organized under the California Food and Agricultural Code ("Calavo"), and Calavo Growers, Inc., a California corporation ("New Calavo"), in connection with (i) a Registration Statement on Form S-4, Registration No. 333-59418 (the "Registration Statement"), that was filed by
New Calavo on April 24, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) an Agreement and Plan of Merger and Reorganization dated as of February 20, 2001 (the "Merger Agreement") between Calavo and New Calavo. Among other things, the Registration Statement and the Merger Agreement contemplate the issuance by New Calavo of up to 10,000,000 shares of its common stock in exchange for the outstanding shares of the preferred stock and common stock of Calavo upon the merger of Calavo into New Calavo (the "Merger"). As used in this opinion, the term Registration Statement includes all amendments to the Registration Statement that have been filed by New Calavo with the Commission on or before the date hereof. You have requested our opinion regarding the material federal income tax consequences of the Merger.

        As a basis for rendering our opinions expressed herein, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, and
(iii) such other certificates of public officials, certificates of officers of Calavo and New Calavo and other documents as we have considered necessary or appropriate as a basis for rendering our opinions. As to questions of fact relevant to our opinions expressed herein, we have relied (without any independent investigation or inquiry by us) upon certificates and statements of Calavo, New Calavo, officers of Calavo and New Calavo, public officials and others.

        In order to render our opinions, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion, we have made and are relying upon the following assumptions, all without any investigation or inquiry by us:

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Calavo Growers of California
Calavo Growers, Inc.
July 5, 2001
Page 2



        A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic.

        B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of Calavo and New Calavo that we have examined are true and correct, and all factual representations and other statements regarding factual matters by New Calavo or Calavo that are contained in the Registration Statement or the Merger Agreement are true and correct.

        C. The Merger will be consummated in accordance with the terms and conditions of the Merger Agreement, which will not be modified in any respect prior to the consummation of the Merger. The Registration Statement accurately describes (i) the business, financial condition and capitalization of Calavo and New Calavo, (ii) the business purpose of the Merger, and (iii) all other material facts of the Merger.

        As a basis for rendering the opinions expressed herein, we have considered and relied upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions and such other authorities as we have deemed appropriate. We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States to the extent specifically set forth below, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

        This opinion is limited to the opinions expressly stated herein and does not include any implied opinions. Except as specifically set forth below, we express no opinion as to any federal, state, local or foreign tax consequences of the Merger or otherwise.

        The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including, without limitation, future changes in applicable law. The statutory provisions, regulations, interpretations and other authorities on which we have based our opinions are subject to change, possibly with retroactive effect, and any material change which is made after the date hereof in any of such statutory provisions, regulations, interpretations or other authorities could affect the conclusions stated herein. In addition, there can be no assurance that positions contrary to our opinions expressed herein will not be taken by the Internal Revenue Service.

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Calavo Growers of California
Calavo Growers, Inc.
July 5, 2001
Page 3



        Based upon and subject to all of the foregoing and any and all other qualifications, limitations and assumptions that are set forth below, we are of the opinion that:

        1. The Merger will qualify for non-recognition treatment under the Code, with the following federal income tax consequences:

                (a) Neither Calavo nor New Calavo will recognize gain or loss in the Merger;

                (b) No gain or loss will be recognized by holders of Calavo stock upon their receipt of New Calavo common stock in the Merger;

                (c) The aggregate tax basis of the New Calavo common stock received in the Merger by the holders of Calavo stock will be the same as the aggregate tax basis of the Calavo stock exchanged therefor; and

                (d) The holding period of the New Calavo common stock received in the Merger will include the period for which the Calavo stock surrendered in exchange therefor was held, provided that the Calavo stock was held as a capital asset at the time of the Merger.

        2. The discussion that is set forth under the caption "The Conversion -- Material Federal Income Tax Consequences" in the proxy statement/prospectus (the "Prospectus") that forms part of the Registration Statement is a correct description of the material federal income tax consequences of the Merger, subject to the qualifications and limitations described therein and in this opinion.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "The Conversion -- Material Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. By giving you this opinion and consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,



                                       /s/ TROY & GOULD PROFESSIONAL CORPORATION

                                       Troy & Gould
                                       Professional Corporation